UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report: September 25, 2018

COVANTA HOLDING CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware	1-06732	95-6021257
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
445 South Street
Morristown, New Jersey 07960
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code: (862) 345-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 25, 2018, the Board of Directors (the “Board”) of Covanta Holding Corporation (the “Company”) appointed Owen Michaelson as director of the Company, effective immediately, to serve for a term expiring at the annual meeting of stockholders in 2019 and until his successor is elected and qualified. Mr. Michaelson was appointed to the Board’s Finance Committee.
Mr. Michaelson is entitled to compensation for his services as a director in accordance with the Board’s compensation policy for non-employee directors, including a prorated portion of such directors’ annual award of $100,000 of restricted stock or restricted stock units which is equal to 3,609 shares of restricted stock or restricted stock units. See “Compensation of the Board” in the Company’s Proxy Statement for its 2018 Annual Meeting filed with the Securities and Exchange Commission on March 23, 2018 for further information with respect to director compensation.
On September 25, 2018, the Company issued a press release regarding the foregoing matters, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
Exhibits.

Exhibit No.	Description
99.1	Press Release dated September 25, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: September 25, 2018
COVANTA HOLDING CORPORATION
(Registrant)

By:	/s/ Timothy J. Simpson
Name:	Timothy J. Simpson
Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated September 25, 2018.